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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Form S-8 of our report dated December 12, 2003 appearing in the Annual Report on Form 10-KSB of Environmental Remediation Holding Corporation for the year ended September 30, 2003.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
March 24, 2004

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INDEPENDENT AUDITORS' CONSENT